Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports First Quarter 2025 Revenue Growth of 3%

Consolidated Gross Profits increased by 6% over the First Quarter of 2024

PITTSBURGH, PA – May 16, 2025 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights:

•	Total consolidated revenues increased by 3% to $48.3 million, compared to revenues of $46.8 million in the first quarter of 2024;

•	Consolidated gross margins increased by 80-basis points, compared to gross margins achieved in the first quarter of 2024;

•	The Company’s Data and Analytics Services segment reported revenues of $9.0 million, or 11% higher than revenues of $8.1 million reported in the first quarter of 2024;

•	The IT Staffing Services segment achieved a 2% increase in its revenues during the first quarter of 2025, compared to the corresponding quarter of 2024;

•

GAAP diluted (loss) per share was ($0.12) in the first quarter of 2025, versus a diluted (loss) per share of ($0.01) in the first quarter of 2024. Earnings in the first quarter of 2025 included $1.4 million of severance expense, compared to no severance expense in the first quarter of 2024; and

•	Non-GAAP diluted earnings per share was $0.06 in the first quarter of 2025, which was in-line with our non-GAAP diluted earnings per share in the first quarter of 2024 .

First Quarter Results:

Revenues for the first quarter of 2025 totaled $48.3 million, compared to $46.8 million during the corresponding quarter of 2024. Gross profits in the first quarter of 2025 were $12.9 million, compared to $12.1 million in the corresponding quarter of 2024. Gross margins increased to 26.7% in the first quarter of 2025, versus 25.9% in the first quarter of 2024. GAAP net (loss) for the first quarter of 2025 totaled ($1.4 million) or ($0.12) per diluted share, compared to a net (loss) of ($161,000), or ($0.01) per diluted share, during the same period of 2024. Non-GAAP net income for the first quarter of 2025 totaled $0.8 million, or $0.06 per diluted share, compared to $0.8 million, or $0.06 per diluted share, in the first quarter of 2024.

Activity levels at the Company’s Data and Analytics Services segment were in line with our expectations for the first quarter of 2025, with order bookings totaling $11.7 million. However, demand for the Company’s IT Staffing Services was noticeably below last year’s levels. We are seeing that clients, in general, have been acting with caution due to uncertainties in the marketplace, which we believe is having the effect of muting demand for contingent workforce projects.

Nirav Patel, the Company’s President and Chief Executive Officer, stated: “The first quarter of 2025 presented a challenging demand environment, with muted business activity levels across the industry. Despite these headwinds, we believe our disciplined approach has helped us remain resilient and responsive to changing market dynamics. We continue to maintain a sharp focus on strengthening relationships with our key clients, and we remain cautiously optimistic as we look ahead. I’m pleased to share that both of our business units delivered year-over-year growth during the first quarter of 2025, which we believe reflects the strength of our core offerings and the trust we’ve built with our clients. We plan on continuing to execute with discipline, drive operational efficiency, and stay closely aligned with our long-term strategic priorities.”

Commenting on the Company’s financial position, Kannan Sugantharaman, Mastech Digital’s Chief Financial Officer, stated: “On March 31, 2025, we had $24.7 million of cash balances on hand, no bank debt, and borrowing availability of $23.7 million under our revolving credit facility. Our Days Sales Outstanding (DSO) measurement stood at 56-days on March 31, 2025, which is well within our targeted range.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA, with offices across the U.S., Canada, Europe, and India.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expenses related to non-cash, stock-based compensation. We exclude these expenses from our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions, and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitate comparisons of our results with other periods.

Severance charges: From time to time, we incur severance expenses related to the termination by the Company of leadership and other key personnel. We believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections, and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market and general economic conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic or any other health epidemics or other outbreaks that disrupt day-to-day activities and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2024.

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For more information, contact:

Liz Morgan, +1 972-896-1771, liz@mastechdigital.com

Mastech Digital, Inc.

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$24,665	$27,742
Accounts receivable, net	32,146	31,443
Prepaid and other current assets	7,652	7,020

Total current assets	64,463	66,205
Equipment, enterprise software and leasehold improvements, net	1,932	1,998
Operating lease right-of-use assets, net	3,514	3,832
Deferred income taxes	1,295	1,298
Deferred financing costs, net	165	189
Deferred compensation, net	1,375	—
Non-current deposits	464	444
Goodwill, net of impairment	27,210	27,210
Intangible assets, net of amortization	9,658	10,308

Total assets	$110,076	$111,484

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,742	$4,683
Current portion of operating lease liability	1,291	1,265
Accrued payroll and related costs	13,448	13,750
Other accrued liabilities	930	879

Total current liabilities	19,411	20,577
Long-term liabilities:
Long-term operating lease liability, less current portion	2,158	2,486
Long-term severance liability	1,560	987

Total liabilities	23,129	24,050
Shareholders’ equity:
Common stock, par value $0.01 per share	135	135
Additional paid-in capital	39,199	38,277
Retained earnings	54,378	55,817
Accumulated other comprehensive income (loss)	(1,880)	(1,910)
Treasury stock, at cost	(4,885)	(4,885)

Total shareholders’ equity	86,947	87,434

Total liabilities and shareholders’ equity	$110,076	$111,484

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2025	2024
Revenues	$48,317	$46,823
Cost of revenues	35,425	34,692

Gross profit	12,892	12,131
Selling, general and administrative expenses	14,745	12,537

Income (loss) from operations	(1,853)	(406)
Other income/(expense), net	91	124

Income (loss) before income taxes	(1,762)	(282)
Income tax expense (benefit)	(323)	(121)

Net income (loss)	$(1,439)	$(161)

Earnings (loss) per share:
Basic	$(0.12)	$(0.01)
Diluted	$(0.12)	$(0.01)
Weighted average common shares outstanding:
Basic	11,753	11,615

Diluted	11,753	11,615

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2025	2024
GAAP Net Income (Loss)	$(1,439)	$(161)
Adjustments:
Amortization of acquired intangible assets	650	693
Stock-based compensation	895	550
Severance expense	1,409	—
Income taxes adjustments	(759)	(319)

Non-GAAP Net Income	$756	$763

GAAP Diluted Earnings (Loss) Per Share	$(0.12)	$(0.01)

Non-GAAP Diluted Earnings Per Share	$0.06	$0.06

Weighted average common shares outstanding:
GAAP Diluted Shares	11,753	11,615

Non-GAAP Diluted Shares	12,096	11,909

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended March 31,
	2025	2024
Revenues:
Data and analytics services	$8,960	$8,067
IT staffing services	39,357	38,756

Total revenues	$48,317	$46,823

Gross Margin %:
Data and analytics services	44.1%	46.4%
IT staffing services	22.7%	21.6%

Total gross margin %	26.7%	25.9%

Segment Operating Income (Loss):
Data and analytics services	$(128)	$(454)
IT staffing services	334	741

Subtotal	206	287
Amortization of acquired intangible assets	(650)	(693)
Severance expense	(1,409)	—
Interest expense and other, net	91	124

Income (loss) before income taxes	$(1,762)	$(282)